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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 25, 2005
(Date of earliest event reported)

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OLD DOMINION FREIGHT LINE, INC.
(Exact name of registrant as specified in its charter)

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Virginia (State or other jurisdiction of incorporation)	0-19582 (Commission File Number)	56-0751714 (I.R.S. Employer Identification No.)

500 Old Dominion Way
Thomasville, North Carolina 27360
(Address of principal executive offices)
(Zip Code)

(336) 889-5000
(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 25, 2005, Old Dominion Freight Line, Inc. (the "Company") issued $25,000,000 of privately-placed Series A Senior Notes, Tranche B (the "Tranche B Notes") pursuant to the terms of a Note Purchase Agreement (the "Purchase Agreement") executed on February 25, 2005. The Company previously issued $50,000,000 of privately-placed Series A Senior Notes, Tranche A (the "Tranche A Notes" and, together with the Tranche B Notes, the "Series A Notes") pursuant to the Purchase Agreement on February 25, 2005. The Tranche B Notes were sold to Allstate Life Insurance Company, Allstate Life Insurance Company of New York, New York Life Insurance Company, New York Life Insurance and Annuity Corporation, United of Omaha Life Insurance Company, PRU & Co. (as nominee for Prudential Retirement Insurance and Annuity Company), UMBTRU & Co. (as nominee for Security Benefit Life Insurance Company, Inc.) and Metropolitan Life Insurance Company (collectively, the "Purchasers"). Banc of America Securities, LLC serves as the placement agent for the Company.

The Tranche B Notes are unsecured and rank pari passu in right of repayment with the Company's other senior unsecured indebtedness. The payment of outstanding amounts due under the Tranche B Notes and the performance by the Company of its obligations under the Purchase Agreement have been guaranteed by the Company's wholly-owned subsidiary, ODIS, Inc.

The Tranche B Notes mature on February 25, 2015. The Company will pay interest on the unpaid balance of the Tranche B Notes at the rate of 4.68% per annum from the date of issuance. Interest on the Tranche B Notes is calculated on the basis of a 360-day year of twelve 30-day months and will be payable semiannually in arrears commencing on August 25, 2005, until such principal shall have become due and payable. The Company will pay interest on any overdue principal, interest or make-whole amount from the due date thereof at the rate of 2% per annum above the rate of interest stated above for the Tranche B Notes.

The Company is required to make seven equal annual principal prepayments on the Tranche B Notes commencing on February 25, 2009, each such prepayment to equal $3,571,428 (or such lesser amount as shall then be outstanding). The Company may optionally prepay at any time all or part of the Series A Notes, of which the Tranche B Notes represent $25 million of a total of $75 million outstanding, in an amount not less than 10% of the original aggregate principal amount (or such lesser amount as required to effect a partial prepayment resulting from an offer of prepayment pursuant to a sale of assets) at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the applicable make-whole amount determined for the prepayment date with respect to such principal amount of each Series A Note then outstanding. Such optional prepayment shall be applied to each of the Series A Notes in proportion to the respective unpaid principal amounts thereof.

The Purchase Agreement contains terms and provisions (including representations, covenants and conditions) customary for transactions of this type. Financial covenants include a limitation on the incurrence of debt by the Company and any subsidiary unless on the date such debt is incurred the ratio of consolidated debt to consolidated total capitalization does not exceed 60%, a limitation on priority debt (not to exceed 20% of consolidated net worth) and a minimum fixed charge coverage ratio (not to be less than 1.75 to 1.00). Other covenants include, but are not limited to, limitations on liens, sale of assets, mergers and consolidations and transactions with affiliates.

The Purchase Agreement contains customary events of default, including nonpayment of principal, make-whole amount or interest; violation of covenants or other terms of the Purchase Agreement; inaccuracy of representations and warranties; certain bankruptcy events; cross-defaults to other indebtedness; material judgments; certain ERISA-related events; and the invalidity of the subsidiary guaranty. All of the notes issued under the Purchase Agreement, including the Series A Notes (the "Notes") automatically accelerate if (a) the Company files or consents to the filing of bankruptcy or a similar reorganization event or (b) bankruptcy, reorganization, arrangement or insolvency proceedings are instituted against the Company which are not dismissed within 60 days. If any other event of default shall occur and be continuing, the holders of more than 50% in aggregate principal amount of Notes then outstanding may declare the outstanding Notes to be immediately due and payable. Any note holder may accelerate its Notes if the Company fails to pay (i) any principal or make-whole amount, if any, when due or (ii) interest when due subject to a five business day grace period.

The Company intends to use the proceeds of the sale of the Tranche B Notes to refinance existing indebtedness and for general corporate purposes.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits
	Exhibit No.	Description
	4.6.10 (a)	Note Purchase Agreement among Old Dominion Freight Line, Inc. and the Purchasers set forth in Schedule A, dated as of February 25, 2005
	4.6.11 (a)	Subsidiary Guaranty Agreement, dated as of February 25, 2005, from ODIS, Inc. for the benefit of the Holders of the 2005 Series A Notes

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(a)	Incorporated by reference to the exhibit of the same number contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
OLD DOMINION FREIGHT LINE, INC.
By:	/s/ John P. Booker, III
John P. Booker, III Vice President - Controller (Principal Accounting Officer)

Date: May 27, 2005

EXHIBIT INDEX
TO CURRENT REPORT ON FORM 8-K

Exhibit No.	Description
4.6.10 (a)	Note Purchase Agreement among Old Dominion Freight Line, Inc. and the Purchasers set forth in Schedule A, dated as of February 25, 2005
4.6.11 (a)	Subsidiary Guaranty Agreement, dated as of February 25, 2005, from ODIS, Inc. for the benefit of the Holders of the 2005 Series A Notes

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(a)	Incorporated by reference to the exhibit of the same number contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.